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Exhibit 10.2

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") by and between Career Direction, Inc., (the "Employer"), and Joe Loyd (the "Employee"); executed this 1st day of January, 2001.

                                    RECITALS

         WHEREAS, Silver Ramona Mining, Inc. ("SRM") is the owner of all rights to the Silver Ramona Mining, Inc. testing and employment software program and its national distribution system; and

         WHEREAS, Employee is an employee of, and intends to serve as President of Career Direction, Inc.,; and

         WHEREAS, SRM is purchasing all stock of Career Direction, Inc., and WHEREAS, Employer plans to enter into this Agreement whereby Employee will provide professional services, as an officer of Career Direction, Inc., and

         WHEREAS, Career Direction, Inc., will provide compensation for the services provided by the Employee; and

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions set forth herein the parties agree as follows:

                                   WITNESSETH:

         1. CONTRACTUAL DUTIES. Employer hereby engages Employee and Employee agrees to accept the responsibility, as President of Career Direction, Inc., to perform the services of supervising, managing, successfully marketing products and consulting on behalf of Career Direction, Inc.

         2. COMPENSATION. As compensation for the services provided by Employee, Employer will cause Career Direction, Inc., to pay Employee annual fees in the amount of __________, payable as agreed upon by Employee and Employer. Additionally, Employee, senior management of Career Direction, Inc., mid management and employees shall receive corporate stock options as per Silver Ramona Mining, Inc.'s Stock Option Plan.

         3. EXPENSE REIMBURSEMENT. Employer will reimburse Employee for reasonable travel expenses, automobile and insurance expenses in accordance with the customary practices and

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business operations of Career Direction, Inc., and in accordance with the policies and procedures of the Company.

         4. BENEFITS. Employee shall be entitled to employment benefits including health insurance consistent with those presently in effect with Career Direction, Inc. Employee will also be allowed to participate in any profit sharing and/or retirement plan in effect at Career Direction, Inc., at the time of this Agreement or as many be amended from time to time.

         5. CONFIDENTIALITY. Employee, as President of Career Direction, Inc., recognizes that Career Direction, Inc., and Silver Ramona Mining, Inc., have and will have information considered to be proprietary and confidential and that he will have access to such information. The term "Confidential Information" shall include, but not be limited to, any and all forms, manuals, marketing materials, contracts, product design, customer lists, software, price lists and other secret information disclosed to Employee because of his affiliation with Silver Ramona Mining, Inc. or Career Direction. Proprietary matters are unique assets and trade secrets of Career Direction, Inc., and Silver Ramona Mining, Inc. Employee agrees that he will not at any time or in any manner either directly or indirectly disclose or provide to third parties any Confidential Information without the prior written consent of Milton S. Cotter. Employee agrees that a violation of this paragraph will entitle the Employer to immediate equitable relief in an appropriate jurisdiction.

         6. TERM. This Agreement shall continue for a term of three years from the effective date, ("Term") with two additional three year options which may be exercised by mutual agreement in writing by the parties to the Agreement, provided, however, the Agreement may be terminated upon the following:

                  6.1 Upon conclusion of the Term or of any extension under this Agreement;

                  6.2      Upon the death of Employee;

                  6.3      At Employer's option for breach of the Agreement;

                  6.4 At Employer's option upon conviction of Employee for any felony or misdemeanor involving moral turpitude;


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         Upon termination of the Agreement, provided termination is not caused by breach of the Agreement by Employee, Employee shall be paid the balance of salary owed (pro-rated) during a term from date of termination until expiration of term as determined by Career Direction, Inc., but in no event to exceed three years' salary. At time of termination, Employee shall have the right to exercise any and all available stock options granted to him at the time of termination; and additionally, Employer may purchase all shares of stock in Silver Ramona Mining, Inc., owned by Employee at the time of termination at the then prevailing market price per share.

         7. RESTRICTIVE COVENANTS. In consideration of the offering of employment, for the provision to Employee of Employer's trade secrets and confidential information, and in further consideration of the Purchase and Sale Agreement of even date, Employee hereby agrees as follows:

                  7.1 During the Term of this Agreement and for a period of three years following any termination of this Agreement for any reason, Employee shall not be an officer, director, employee, agent or representative, or an owner of more than 1% of the outstanding capital stock of any corporation, or an owner of any interest in any business which solicits, hires or otherwise attempts to induce any employees, agents or representatives of Silver Ramona Mining, Inc. or Career Direction to terminate their position as agent, employee or representative.

                  7.2 During the Term of this Agreement and for a period of three years following termination of this Agreement for any reason, Employee shall not directly or indirectly, by being an officer, director, employee, agent, representative or consultant, or a record or beneficial owner of more than 1% of the outstanding stock of a corporation, or an owner of interest in, or employee of any business which conducts the business of employee testing or related consulting or employee placement in any area of influence of Silver Ramona Mining, Inc. or Career Direction. Area of influence is defined as any market in which Silver Ramona Mining, Inc. or Career Direction have a representation in North America or in which either company operates.

                  7.3 In the event that any court or agency holds that this
Section 7 constitutes an unreasonable restriction upon Employee, the parties to this agreement expressly agree that the


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provisions of this Section 7 shall not be rendered void, but shall apply as to time and territory or to such other extent as a court or agency may rule as reasonable restrictions under the circumstances.

         8.. ENTIRE AGREEMENT. This Agreement contains all the controlling terms and provisions agreed upon by the parties supersedes any and all prior written or oral agreements between the parties. Any amendments to the Agreement must be agreed upon in writing and signed by both parties.

         9. GOVERNING LAW. This Agreement is executed in Tarrant County, Texas., and is deemed governed by the laws of the State of Texas.

         Executed in multiple counterparts the date first hereinabove written.

                                 Silver Ramona Mining, Inc.
                                 By:
                                    ----------------------------
                                 Milton S. Cotter, President

                                 Career Direction, Inc.
                                 By:
                                    ----------------------------


                                    ----------------------------
                                    Joe Loyd


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